EXHIBIT 99.1

Release    News Release    News Release    News Release        News Release    News

Contact:	Marina H. Norville
212-640-2832
marina.h.norville@aexp.com

FOR IMMEDIATE RELEASE

AMERICAN EXPRESS BOARD AUTHORIZES 9 PERCENT DIVIDEND INCREASE

NEW YORK – September 26, 2017 – The board of directors of American Express Company (NYSE:AXP) today approved a $0.03 – or 9 percent – increase in the quarterly dividend on the company’s common stock. The dividend was raised to $0.35 per common share, from $0.32, payable on November 10, 2017 to shareholders of record on October 6, 2017.

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